UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K (the “Original Form 8-K”), dated and filed on February 24, 2016. The purpose of this Form 8-K/A is to make a revision to the version of Exhibit 10.1 that was previously filed as Exhibit 10.1 to the Original Form 8-K.  This Form 8-K/A amends and restates in its entirety the Original Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On January 1, 2012, Handy & Harman Ltd. (“HNH”) and Handy & Harman Group Ltd., a wholly-owned subsidiary of HNH, entered into a Management Services Agreement (the “HNH Agreement”) with SP Corporate Services LLC (“SP Corporate”), a wholly-owned subsidiary of Steel Partners Holdings L.P. (the “Company”). Pursuant to the HNH Agreement, SP Corporate provided HNH with continued executive and corporate services. The HNH Agreement was subsequently amended on March 27, 2013 and May 3, 2015.

Effective February 23, 2016, SP Corporate assigned its rights and responsibilities under the Management Services Agreement to its parent company, SPH Services, Inc. (“SPH Services”), and the Company and SPH Services entered into an Amended and Restated Management Services Agreement (the “Amended and Restated Management Services Agreement”) to have SPH Services furnish the corporate services to be provided pursuant to the Management Services Agreement and to make certain other changes.

The foregoing description of the Amended and Restated Management Services Agreement is qualified in its entirety by reference to the full text of such documents, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Amended and Restated Management Services Agreement, dated as of February 23, 2016, by and among SPH Services, Inc., Handy & Harman Ltd. and Handy & Harman Group Ltd.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 24, 2016	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer